Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:  c/o GLG Partners LP
          1 Curzon Street
          London W1J 5HB
          England

DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: April 29, 2008

SIGNATURE:

                  By: /s/ Timothy Kuschill
                      -------------------------
                  Name:  Timothy Kuschill
                  Title: Counsel of GLG Partners LP

                  By: /s/ Emmanuel Roman
                      -------------------------
                  Name:  Emmanuel Roman
                  Title: Managing Director

                             Joint Filer Information

NAME: GLG Partners, Inc.

ADDRESS:  390 Park Avenue
          20th Floor
          New York, NY  10022


DESIGNATED FILER: GLG Partners LP

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)

DATE OF EVENT REQUIRING STATEMENT: April 29, 2008

SIGNATURE:


                  By: /s/ Alejandro R. San Miguel
                      -----------------------------
                  Name:  Alejandro R. San Miguel
                  Title: General Counsel and Corporate Secretary